Exhibit 99.1

News Release

Contact:	Investors: Jeb Bachmann - Managing Director, Investor Relations - (615) 263-3024 Media: Steve Owen – Vice President, Communications - (615) 263-3107

CORECIVIC ANNOUNCES PATRICK D. SWINDLE TO SUCCEED DAMON T.

HININGER AS CHIEF EXECUTIVE OFFICER

HININGER TO REMAIN SPECIAL ADVISOR TO BOTH CEO AND

BOARD CHAIRMAN DURING TRANSITION AGREEMENT

Brentwood, Tenn. – August 18, 2025 – CoreCivic, Inc. (NYSE: CXW) (“CoreCivic” or “Company”) announced today that CoreCivic’s Board of Directors (the “Board”) has appointed Patrick D. Swindle to President and Chief Executive Officer, effective January 1, 2026. This follows Mr. Swindle’s appointment as President and Chief Operating Officer on January 1, 2025. Mr. Swindle will succeed Damon T. Hininger, who has served as Chief Executive Officer since August 17, 2009. In addition, effective January 1, 2026, Mr. Hininger will resign from CoreCivic’s Board, and Mr. Swindle will be appointed to fill the vacancy.

“We are excited to welcome Patrick as our new Chief Executive Officer,” said Mark Emkes, CoreCivic’s Board Chairman. “His vision and expertise make him the ideal leader to guide CoreCivic into its next chapter. As Chief Operating Officer, he has overseen the largest component of the business, and he has proven his ability to develop people and solve challenging problems. Since his promotion to President, Patrick’s responsibilities have expanded, and he’s led CoreCivic’s teams exceptionally well during a period of rapid growth.”

Mr. Swindle brings more than eighteen years of industry experience, having served in various leadership positions at CoreCivic. He joined CoreCivic in 2007 as Managing Director, Treasury and has held numerous positions, including Vice President, Strategic Development; Senior Vice President, Operations; Executive Vice President and Chief Corrections Officer; and Executive Vice President and Chief Operating Officer before being promoted to President and Chief Operating Officer in January 2025.

During his tenure, Mr. Swindle has enhanced the practices for our strategic development initiatives, transformed the Company’s operations department, and most recently, led the teams responsible for activations of certain idle facilities. In 2018, he led efforts to restructure CoreCivic’s operational leadership team while standardizing core processes such as workforce management, resident programming, and security functions, based on the evolving needs and opportunities for CoreCivic. Those efforts, which Mr. Swindle has continued to build upon and refine during his tenure, have resulted in greater operational consistency and organizational strength while positioning CoreCivic to meet the increased demand for the Company’s innovative solutions today and going forward. Most recently, Mr. Swindle’s leadership of the teams responsible for the activations of certain idle facilities has shown that the Company can act swiftly and efficiently scale to meet the growing needs of the Company’s government partners while maintaining the high level of professional integrity and quality operations expected by the Company’s stakeholders.

“I’m grateful to the Board for this opportunity and to Damon for his exemplary guidance and partnership,” said Swindle. “CoreCivic is uniquely positioned for growth and future success, and I’m excited to continue working alongside our talented team as we work to fulfill our mission, drive value for our government partners and stockholders, and make a difference in the lives of individuals entrusted to our care.”

5501 Virginia Way, Brentwood, Tennessee 37027, Phone: 615-263-3000

Prior to joining CoreCivic, Mr. Swindle spent ten years in equity research in the equity capital markets divisions of SunTrust Equitable Securities, Raymond James Financial Services, Inc. and Avondale Partners, LLC. Mr. Swindle holds a bachelor’s degree in finance from Western Kentucky University.

“As I mentioned when Patrick was promoted to President, he’s an exceptional leader with a broad set of skills and experiences, and over many years, has developed a deep knowledge of CoreCivic’s business, strong relationships with our customers, field leaders, investors, and other key stakeholders,” said Hininger. “Having seen his outstanding performance since stepping into the role of President, I’m more confident than ever in Patrick’s ability to lead CoreCivic forward. Finally, this transition has gone exactly the way I had hoped and on a personal note, I am so extremely proud and happy for Patrick.”

In connection with the appointment of Mr. Swindle as CEO, Mr. Hininger and CoreCivic have entered into a transition agreement with an effective date of January 1, 2026. Under the transition agreement, Mr. Hininger will work closely with both Mr. Swindle and Mr. Emkes, as a Special Advisor to the CEO and Chairman, to ensure a smooth transition.

“On behalf of the Board and management, I would like to thank Damon for his invaluable service and leadership to CoreCivic,” said Emkes. “Damon has boldly led CoreCivic through periods of substantial transformation and innovation. His thoughtful leadership, strategic vision, and dedication to CoreCivic’s mission have established a foundation for continued growth and success. The Board and management extend their deep appreciation for his many years of service and his ongoing support during this transition period.”

“I am humbled by the opportunity to have served this great company since I started my career as a correctional officer in 1992. This has been such an amazing ride! Never in my wildest dreams when starting my career with this company did I think someday I would be CEO,” added Hininger. “To our employees, both current and retired, customers, and investors, it has been a tremendous honor and a privilege to work with you all and to serve as CEO of CoreCivic for the past sixteen years.”

About CoreCivic

CoreCivic is a diversified, government-solutions company with the scale and experience needed to solve tough government challenges in flexible, cost-effective ways. We provide a broad range of solutions to government partners that serve the public good through high-quality corrections and detention management, a network of residential and non-residential alternatives to incarceration to help address America’s recidivism crisis, and government real estate solutions. We are the nation’s largest owner of partnership correctional, detention and residential reentry facilities, and one of the largest operators of such facilities in the United States. We have been a flexible and dependable partner for government for more than 40 years. Our employees are driven by a deep sense of service, high standards of professionalism and a responsibility to help government better the public good. Learn more at www.corecivic.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements as to our beliefs and expectations of the outcome of future events that are “forward-looking” statements as defined within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements concerning the expected transition of executive leadership at CoreCivic and prospects of growth in CoreCivic’s business. These forward-looking statements may include such words as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. Important factors that could cause actual results to differ from our expectations are described in the filings made from time to time by CoreCivic with the Securities and Exchange Commission (“SEC”) and include the risk factors described in CoreCivic’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 21, 2025 and subsequent filings.

CoreCivic takes no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release or the information contained herein by any third-parties, including, but not limited to, any wire or internet services, except as may be required by law.

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